UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

AFFYMETRIX, INC.
(Exact name of registrant as specified in charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices)

(408) 731-5000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 16, 2007, Affymetrix, Inc. (“Affymetrix”) issued $275,000,000 aggregate principal amount of 3.50% Senior Convertible Notes due 2038 (the “Notes”) pursuant to an Indenture dated as of November 16, 2007 between Affymetrix and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”).  A copy of the Indenture is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the following summary is qualified in its entirety by the full text of the Indenture.

The Notes will bear interest at the rate of 3.50% per annum.  Interest on the Notes is payable on January 15 and July 15 of each year beginning on July 15, 2008.  The Notes will mature on January 15, 2038.

Holders of the Notes may convert their notes into shares of Affymetrix common stock at any time and from time to time prior to January 15, 2038.  The conversion rate will initially be 33.1991 shares of Affymetrix common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $30.12 per share of common stock.  The conversion rate will be subject to adjustment upon the occurrence of specified events.  In addition, Affymetrix will increase the conversion rate for holders who elect to convert Notes in connection with certain fundamental change transactions occurring on or prior to January 15, 2013 as described in the Indenture.

Affymetrix may not redeem the Notes before January 15, 2013.  On or after that date, Affymetrix may redeem all or part of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be redeemed.

Holders of the Notes may require Affymetrix to repurchase all or a portion of their Notes on January 15, 2013, 2018 and 2028 at 100% of the principal amount of the Notes.  Holders may also require Affymetrix to repurchase all or a portion of their Notes, subject to specified exceptions, upon the occurrence of a fundamental change specified in the Indenture at  a price equal to 100% of the principal amount of the Notes.

The Notes will be unsecured and will rank equally with Affymetrix’ other existing and future senior indebtedness.  The Notes will be structurally subordinated to the indebtedness and other liabilities of Affymetrix’ subsidiaries.

The Indenture contains customary terms and covenants that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable.  In the case of certain events of bankruptcy or insolvency relating to Affymetrix or any of its subsidiaries, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Indenture” regarding the Notes is incorporated into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01  Other Events

On November 13, 2007 Affymetrix issued a press release announcing its proposed offering of the Notes.  A copy of Affymetrix’ related press release is attached hereto as Exhibit 99.1.

On November 13, 2007, Affymetrix issued a press release announcing the pricing of its offering of the Notes.  A copy of Affymetrix’ related press release is attached hereto as Exhibit 99.2.

On November 16, 2007, Affymetrix issued a press release announcing the closing of its offering of the Notes.  A copy of Affymetrix’ related press release is attached hereto as Exhibit 99.3.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits.

4.1	Indenture dated as of November 16, 2007 by and between Affymetrix, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.2	Form of 3.50% Convertible Notes Due 2038 (included in Exhibit 4.1).

99.1	Press Release of Affymetrix, Inc. dated November 13, 2007.

99.2	Press Release of Affymetrix, Inc. dated November 13, 2007.

99.3	Press Release of Affymetrix, Inc. dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

Date:	November 19, 2007	By:	/s/ BARBARA A. CAULFIELD
			Name:	Barbara A. Caulfield
			Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture dated as of November 16, 2007 by and between Affymetrix, Inc. and The Bank of New York Trust Company, N.A., as trustee.

4.2	Form of 3.50% Convertible Notes Due 2038 (included in Exhibit 4.1).

99.1	Press Release of Affymetrix, Inc. dated November 13, 2007.

99.2	Press Release of Affymetrix, Inc. dated November 13, 2007.

99.3	Press Release of Affymetrix, Inc. dated November 16, 2007.